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                              BAKER & HOSTETLER
                       65 East State Street, Suite 2100
                          Columbus, Ohio 43215-4260
                                (614) 228-1541



                              November 26, 1996


The Cardinal Group
155 East Broad Street
Columbus, Ohio 43215

     Subject:  Rule 24f-2 Notice dated November 26, 1996 --
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               The Cardinal Group
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Ladies and Gentlemen:

        In connection with the registration by The Cardinal Group (the
"Group") under the Securities Act of 1933 of an indefinite number of units of beneficial interest, without par value, it is our opinion that the 2,245,655,798 units of beneficial interest, without par value, of the Group made definite by the above-captioned Notice were legally issued, fully paid and non-assessable, assuming that such units of beneficial interest were issued for the consideration described in the Group's Registration Statement on Form N-14 and the Group's Registration Statement on Form N-1A, as the same may be amended form time to time.


                                           Sincerely,



                                           BAKER & HOSTETLER